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                                                                    EXHIBIT 10.4

                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 20, 1997, by and among Metal Management, Inc., a Delaware corporation (the "Company"), Proprietary Convertible Investment Group, Inc., a Delaware corporation ("PCIG"), and Capital Ventures International, a Cayman Islands unlimited liability company ("CVI"). PCIG and CVI are each referred to herein as a "Purchaser" and, together, as the "Purchasers".

     The Company wishes to sell to each Purchaser, and each Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, the number of shares (the "Preferred Shares") of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") set forth below such Purchaser's name on the signature pages hereof. The Preferred Shares are convertible into shares (the "Conversion Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"). The Company has agreed to effect the registration of the Conversion Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the "Registration Rights Agreement").

     The rights, preferences and privileges of the Series B Preferred Stock, including the terms upon which the Series B Preferred Stock is convertible into Conversion Shares, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designation"). The Preferred Shares and the Conversion Shares are collectively referred to herein as the "Securities" and each as a "Security".

     The sale of the Preferred Shares by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

     The Company and the Purchasers hereby agree as follows:

1.   PURCHASE AND SALE OF PREFERRED SHARES.

     1.1 Agreement to Purchase and Sell. Upon the terms and subject to the satisfaction of the conditions set forth herein, the Company agrees to sell at the Closing (as defined below), and each Purchaser agrees to purchase, the number of Preferred Shares set forth below such Purchaser's name on the signature page hereof at a purchase price equal to one thousand dollars ($1,000) per share (the "Purchase Price").

     1.2 Closing. Subject to the satisfaction of the conditions set forth herein, the closing of the purchase and sale of the Preferred Shares shall occur when this Agreement and the other Transaction Documents (as defined below), have been executed and delivered by the Company and each Purchaser, all of the conditions to Closing set forth in Article 5 have been satisfied or waived and full payment of the Purchase Price has been made by each Purchaser by wire transfer of immediately available funds to an account designated by the Company against delivery by the

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Company of duly executed certificates to each Purchaser representing the
Preferred Shares purchased by such Purchaser hereunder (the "Closing"). The date on which the Closing is deemed to take place is referred to herein as the "Closing Date". The aggregate Purchase Price for all of the Preferred Shares to be purchased by the Purchasers at the Closing (assuming the satisfaction of the conditions described in Section 5 below) shall be twenty million dollars ($20,000,000).

     1.3 Certain Definitions. When used herein, (A) "business day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business, (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "control" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     Each Purchaser, solely with respect to it, hereby makes the following representations and warranties to the Company (which shall be true as of the date hereof and as of the Closing Date) and agrees with the Company that:

     2.1 Authorization; Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing as an entity under the laws of the state of its organization with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     2.2 Accredited Investor; Investment Intent. Such Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

    2.3 Information. The Company has provided such Purchaser with, and such Purchaser has reviewed, the written information regarding the Company set forth on Schedule 2.3, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the business, operations and financial condition of the Company and materials relating to the terms




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and conditions of the purchase and sale of the Preferred Shares hereunder.
Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

     2.4 Limitations on Disposition. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. Such Purchaser agrees not to sell, transfer or otherwise dispose of the Securities unless and until:

           (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

           (b) (i) such Purchaser shall have notified the Company in advance of the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel (the cost of which shall be borne by the Purchaser), reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that no opinion of counsel will be required for the transfer of the Securities to an affiliate of such Purchaser or with respect to a sale thereof made pursuant to Rule 144 under the Securities Act ("Rule 144").

     2.5 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be sold, transferred or assigned in the absence of an effective registration statement under the Securities Act and any such state law or an exemption from the registration requirements thereunder."

            Notwithstanding the foregoing, it is agreed that, as long as the sale of the Conversion Shares is registered pursuant to an effective registration statement or such shares are eligible for resale under Rule 144(k), the Conversion Shares shall be issued upon a conversion of the Preferred Shares pursuant to the terms of the Certificate of Designation, or in payment of a dividend thereon, without any legend or other restrictive language. The legend set forth above shall be removed and the Company shall issue a new certificate without such legend to the holder of any Security upon which it is stamped if (i) the sale of such Security is registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by the Purchaser) to the effect that such Security can be sold publicly without registration under the Securities Act or (iii) such holder provides the Company with



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reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of shares of such Security that can then be immediately resold.

     2.6 No Reliance by Purchaser. Such Purchaser acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents (as defined below) and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the Company in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made by the Company in this Agreement and the other Transaction Documents, and in the written information described in paragraph
2.3 above), (iii) it has not received from the Company any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby makes the following representations and warranties to each Purchaser (which shall be true as the date hereof and as of the Closing Date, provided that the representations and warranties made by the Company in paragraph 3.18 hereof shall be true as of the date specified therein) and agrees with such Purchaser that:

     3.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, corporate and otherwise, to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. For purposes of this Agreement, the term "subsidiaries" shall mean entities in which the Company has an equity interest of 50% or greater.

     3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, (i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments



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delivered by the Company at the Closing (the instruments described in (i), (ii)
and (iii) being collectively referred to herein as the "Transaction
Documents"), and (B) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation, has been obtained and no further consent or authorization of the Company, its Board of Directors or its stockholders is required (other than the Stockholder Approval (as defined in paragraph 4.1.10 below)).

     3.3 Enforcement. The Transaction Documents and the Certificate of Designation constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity. Except as otherwise provided in the Transaction Documents, the Company has obtained all governmental or regulatory consents and approvals required for it to execute, deliver and perform its obligations under the Transaction Documents and under the Certificate of Designation. The Management Proxies, when executed and delivered to the Purchasers, will be valid and binding.

     3.4 Disclosure Documents; Material Agreements; Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1997, (ii) Quarterly Reports on Form 10-Q and 10-Q/A for the quarters ended January 31, 1996, March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996, June 30, 1997 and September 30, 1997,
(iii) all Current Reports on Form 8-K required to be filed with the Commission since January 31, 1996, (iv) the Company's definitive Proxy Statement for its 1995 Annual Meeting of Shareholders, (v) the Company's Preliminary Proxy Statement (the "Proxy Statement"), dated as of November 20, 1997, pertaining to, among other things, the Company's proposed acquisition of Cozzi Iron & Metal, Inc., (vi) any amendments to the foregoing and (vii) all schedules and exhibits attached thereto (collectively, the "Disclosure Documents"). The Purchasers acknowledge that the Preliminary Proxy Statement described in (v) above has not been approved by the Securities and Exchange Commission and remains subject to modification and amendment. Except as set forth on Schedule
3.4 hereto, and except for the transactions contemplated hereby, the Company is not aware of any event that would require the filing of a Form 8-K or with respect to which the Company intends to file a Form 8-K within fifteen (15) days following the Closing Date. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and, as of the date of such filing or, if such Disclosure Document was subsequently amended, as of the date of the filing of any amendment thereto with the Commission, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. The written information provided to such Purchaser as described in paragraph 2.3 above does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which


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they were made, not misleading.  Except as set forth in the financial statements of the Company included in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

     3.5 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and as of the Closing Date, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries.

     3.6 Valid Issuance. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

     3.7 No Conflict with Other Instruments. Neither the Company nor any of its subsidiaries is in violation of any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on and as of the date hereof; the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the other Transaction Documents,



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and the consummation of the transactions contemplated hereby and thereby
(including without limitation the issuance and reservation for issuance of the Conversion Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any anti-dilution rights on the part of holders of the Company's securities.

     3.8  Financial Condition; Taxes; Litigation.

          3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except as otherwise described in the Disclosure Documents, as of the date hereof and as of the Closing there has been no material adverse change to the Company's business, operations, properties, financial condition or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

          3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes and which could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company.

          3.8.3 Except as set forth on Schedule 3.8.3, the Company is not the subject of any pending or, to its knowledge, threatened investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental entity which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

          3.8.4 Except as set forth on Schedule 3.8.4, there is no material claim, litigation or administrative proceeding pending, or, to the best of the Company's knowledge, threatened, against the Company or against any officer, director or employee of the Company in connection with such person's employment therewith. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

     3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act.


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     3.10 No Reliance by Company.  The Company acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of such Purchaser in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made by such Purchaser in this Agreement and the other Transaction Documents), (iii) it has not received from such Purchaser any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other
Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such Purchaser.

     3.11 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

     3.12 Registration Rights; Rights of Participation.  Except as described on
Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority and (B) no person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document which has not been waived.

     3.13 Trading on Nasdaq. The Common Stock is authorized for quotation on the Nasdaq National Market, and trading in the Common Stock on Nasdaq has not been suspended as of the date hereof and as of the Closing Date.

     3.14 Solicitation. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares or
(ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.




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     3.15 Fees.  The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative, other than Wharton Capital Partners, Ltd., in connection with the transactions contemplated hereby.

     3.16 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     3.17 Pending Acquisitions. With respect to any acquisition of assets or securities by the Company or any of its subsidiaries, the agreement for which has been executed as of the date of this Agreement, the closing of such acquisition, and the obligations of the parties thereunder, are not conditioned in any respect on the maintenance at any given level of the closing bid, ask or sale price of the Common Stock as quoted by Nasdaq.

     3.18 Environmental Matters. Except as set forth in the Disclosure Documents or on Schedule 3.18 hereof, the following representations and warranties shall be true with respect to the Company and its subsidiaries (and only those subsidiaries owned by the Company as of May 16, 1997) as of May 16, 1997:

          3.18.1 To the best of the Company's knowledge, the Company and each of its subsidiaries is in material compliance with all Environmental, Health and Safety Laws (as defined below) governing its business, operations, properties and assets. Neither the Company nor any of its subsidiaries is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws.

          3.18.2 The Company and each of its subsidiaries has obtained, or caused to be obtained, and to the best of the Company's knowledge, is in material compliance with, all applicable and material licenses, certificates, permits, approvals and registrations required by the Environmental, Health and Safety Laws (collectively, "Licenses"). There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any governmental authority or third parties against the Company or any of its subsidiaries, their respective businesses, operations, properties or assets, which question the validity or entitlement of the Company or any of its subsidiaries to any License wherein an unfavorable decision, ruling or finding could have a material adverse effect on the Company or any of its subsidiaries.

          3.18.3 Neither the Company nor any of its subsidiaries has received or is aware of any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment or administrative or judicial proceeding pending or threatened against or involving the Company or any of its subsidiaries, issued by any governmental authority or third party with

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
respect to any Environmental, Health and Safety Laws, which has not been resolved to the satisfaction of the issuing governmental authority or third party and which could have a material adverse effect on the Company or any of its subsidiaries.

          3.18.4 To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has generated, manufactured, used, transported, transferred, stored, handled, treated, Discharged, Released or disposed of, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, Discharge, Release or dispose of, Hazardous Substances or other Waste (as defined below) to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, Discharge, Release or disposal in material contravention of any Environmental, Health and Safety Laws. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has generated, manufactured, used, stored, handled, treated, Discharged, Released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any material quantities of Hazardous Substances or other waste upon property currently or previously owned or leased by it, except as permitted by law. For purposes of this Agreement, the term "Hazardous Substances" means any toxic or hazardous substance, material, or waste, any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws. For purposes of this Agreement, the term "Waste" means agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

          3.18.5 To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has caused, nor allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any material quantity of Hazardous Substances on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto which would have a material adverse effect on the Company or its subsidiaries. To the best of the Company's knowledge, there has not occurred, nor is there presently occurring, a Release or Discharge, or, threatened Release or Discharge, of any material quantity of Hazardous Substances on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto which would have a material adverse effect on the Company or its subsidiaries. For purposes of this Agreement, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.


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          3.18.6 To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has generated, handled, manufactured, treated, stored, used, shipped, transported, transferred or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substances or other Waste to or at a site which, pursuant to CERCLA or any similar state law, has been placed or been proposed for placement on the National Priorities List or its state equivalent. Neither the Company nor any of its subsidiaries has received notice, and neither the Company nor any of its subsidiaries has knowledge of any facts which could give rise to any notice, that the Company or any of its subsidiaries is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under Environmental Health and Safety Laws. Neither the Company nor any of its subsidiaries has submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises or the Owned Properties. Neither the Company nor any of its subsidiaries has received any written request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Company or any of its subsidiaries has transported, transferred or disposed of other Wastes. Neither the Company nor any of its subsidiaries has been required to or has undertaken any response or remedial actions or clean-up actions of any kind at the request of any governmental authorities or at the request of any other third party. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has any material liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

          3.18.7 To the best of the Company's knowledge, there are no Aboveground Storage Tanks or Underground Storage Tanks on the Owned Properties or the Leased Premises. For purposes of this Agreement, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

          3.18.8 Schedule 3.18 identifies (i) all material environmental audits, assessments or occupational health studies, of which the Company is aware, undertaken by the Company, its subsidiaries or their agents, or by any governmental authority, or by any third party, relating to or affecting the Company, its subsidiaries or any of the Leased Premises or the Owned
Properties; and (ii) all material citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Company or any of its subsidiaries or any of the Leased Premises or the Owned Properties.

          3.18.9 Schedule 3.18 contains a list of the assets of the Company and its subsidiaries which have been confirmed to contain "Asbestos" or "Asbestos-Containing Material" (as such terms are identified under the Environmental, Health and Safety Laws). The Company and each of its subsidiaries has operated and continues to operate in material compliance with all Environmental, Health and Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. There are no claims, actions, suits, governmental investigations or proceedings before any governmental authority or third party pending, or threatened against or directly affecting the Company, any of its subsidiaries, or any of their respective assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

          3.18.10 As used in this Agreement, "Environmental Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes
or ordinances   or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.
Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any governmental authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

          3.18.11 Schedule 3.18 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by the Company or any of its subsidiaries on any of the Owned Properties or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of any material quantities of Hazardous Substances.

          3.18.12 To the best of the Company's knowledge, none of the Owned Properties or Leased Premises presently includes, or has been constructed upon, any "Wetlands" as defined under applicable Environmental, Health and Safety Laws.

          3.18.13 As used in Section 3.18, the terms "Owned Properties" and "Leased Premises" are deemed to refer only to the properties currently owned or leased by the Company.

          3.18.14 As of the date of this Agreement, the Company is not aware of any material adverse change in the compliance by the Company and its subsidiaries with any Environmental, Health and Safety Laws since May 16, 1997.

4.   COVENANTS.

     4.1  Covenants of the Company.   The Company hereby agrees and covenants
with each Purchaser as follows:

          4.1.1 Corporate Existence. The Company shall, so long as a Purchaser beneficially owns any Securities (but in no event longer than three (3) years from the Closing Date), maintain its corporate existence in good standing and shall pay all its taxes when due except for taxes which the Company reasonably disputes or which could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

          4.1.2 Form D; Blue-Sky Qualification. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing, take such action as is necessary to qualify the Preferred Shares for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to the Purchasers at or prior to the Closing.

          4.1.3 Reporting Status. As long as either Purchaser or any affiliate of such Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and (ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company will issue a press release describing the transactions contemplated by this Agreement no later than the business day following the Closing Date.

          4.1.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes and shall not use such proceeds to make a loan to or an investment in any other corporation, partnership or other entity, provided that the Company may use such proceeds as full or partial consideration for the purchase of more than 50% of the voting equity or substantially all of the assets of any corporation, partnership or other entity.

          4.1.5 Quotation on Nasdaq. The Company shall promptly secure the designation and quotation of the Conversion Shares on the Nasdaq National Market and shall use its best efforts to maintain the designation and quotation, or listing, of the shares of Common Stock on the Nasdaq National Market or, if not quoted on such market, the New York Stock Exchange or other national securities exchange.

          4.1.6 Use of Purchaser Name. The Company shall not use, directly or indirectly, either Purchaser's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated, or except as it may be required to do so, in the reasonable opinion of counsel to the Company, pursuant to applicable law or regulation.

          4.1.7 Additional Equity Capital; Right of First Offer. The Company agrees that, during the period from the Closing Date through May 5, 1998, the Company will not issue or agree to issue any securities that are convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock if such securities provide for a conversion, exercise or exchange price less than the market price for the Common Stock on the date of such conversion, exercise or exchange (the "Capital Raising Limitation"). The Capital Raising Limitation will not apply to (i) an offering that is registered under the Securities Act, (ii) any transaction involving the issuance of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture formed for a bona fide commercial purpose (the primary purpose of which is not to raise equity capital), (iii) the granting of options, warrants or other rights to acquire Common Stock to employees, consultants or directors of the Company not in connection with a public or private offering of securities, or the exercise thereof by any such individual or (iv) granting of options or warrants in connection with the sale and issuance of up to $25 million of Common Stock to an institutional investor on or before January 1, 1998.

         4.1.8 Company's Instructions to Transfer Agent. On or prior to the Closing, the Company shall execute and deliver a letter to its transfer agent (the "Transfer Agent"), thereby appointing the Transfer Agent as the Company's conversion agent and irrevocably instructing the Transfer Agent (i) to issue certificates representing the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation upon receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from a Purchaser, (ii) to issue certificates representing the number of Conversion Shares specified in such Conversion Notice, free of any restrictive legend, in the name of such Purchaser or its nominee as long as the sale of the Conversion Shares is registered pursuant to an effective registration statement or such shares are eligible for resale under Rule 144(k) and (iii) to deliver such certificates to such Purchaser no later than the close of business on the later to occur of (i) the third (3rd) business day following the Conversion Date (as defined in the Certificate of Designation) and (ii) the business day following the day on which the original certificate or certificates representing the shares of Series B Preferred Stock being converted are received by the Company. As long as purchases and sales of shares of Common Stock are eligible for settlement at the Depository Trust Company ("DTC"), the Company may instruct the Transfer Agent that, in lieu of delivering physical certificates to a Purchaser upon conversion of the Preferred Shares, the Transfer Agent may effect delivery of Conversion Shares by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Preferred Shares or receive Conversion Shares in accordance with the terms of the Certificate of Designation, the Registration Rights Agreement and this Agreement, respectively. In the event the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and agrees to be bound by the terms hereof.


     4.1.9  Stockholder Meeting.  The Company will cause, pursuant to
Section 211 of the Delaware General Corporation Law, a meeting of stockholders to be held on or prior to the date which is two (2) months following the Closing Date (the "Meeting Date") and will submit to the vote of its stockholders at its first meeting of stockholders after the date hereof proposals to approve the Company's proposed acquisition of Cozzi Iron & Metal, Inc. and to approve (in accordance with the applicable provisions of the Company's Certificate of Incorporation) the transactions contemplated by the Transaction Documents and the Certificate of Designation, including without limitation the conversion of Preferred Shares into Conversion Shares ("Stockholder Approval"). The Company will deliver proxy materials and other information with respect to such meeting of stockholders to each Purchaser at the same time that the Company delivers such materials and information to the holders of its Common Stock.

     4.2 Covenant of Each Purchaser.

         4.2.1 Short Sales. Each Purchaser hereby agrees and covenants with the Company that neither such Purchaser, nor any affiliate of such Purchaser, will engage in any short sales of shares of Common Stock during the period from the date of this Agreement until the first date on which such Purchaser no longer owns any Preferred Shares. Notwithstanding the foregoing, nothing contained herein will be deemed to limit (i) the right of an affiliate of a Purchaser to engage in short sales resulting from customer orders or which are effected on a proprietary basis by trading personnel of such affiliate who are not acting at the direction of a Purchaser or any employee of a Purchaser or (ii) the right of such Purchaser to engage in bona fide hedging transactions that are effected otherwise than through short sales of shares of Common Stock. As used herein, the term "short sale" shall have the meaning specified in Rule 3b-3 under the Exchange Act; provided, however, that such term shall not include any such sale
(x) effected as a result of a failure by the Company to issue Conversion Shares or to deliver certificates representing such shares in accordance with the terms of the Certificate of Designation or (y) which involves a number of shares of Common Stock not to exceed the number of Conversion Shares for which a Conversion Notice (as defined in the Certificate of Designation) has been, or will be on the day on which such short sales are effected, submitted to the Company.

          4.2.2 Agreement to Vote Shares. Each of the Purchasers agrees to attend (in person or by delivering its proxy) the meeting described in paragraph 4.1.9 and to vote the shares of Common Stock which it is entitled to vote pursuant to the Management Proxies (as defined in paragraph 5.1.10 below) in favor of the proposal described in paragraph 4.1.9.

5.   CONDITIONS TO CLOSING.

          5.1 Conditions to Purchaser's Obligations at Closing. Each Purchaser's obligations at the Closing, including without limitation its obligation to purchase the Preferred Shares, are conditioned upon the fulfillment of each of the following events:

          5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of the Closing as if made on such date; provided that the representations and warranties made by the Company in paragraph 3.18 shall be true and correct in all material respects as of the date specified therein;

          5.1.2 the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

          5.1.3 the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs 5.1.1 and 5.1.2 above have been fulfilled;

          5.1.4 the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware, and shall have furnished such Purchaser with a file-stamped copy thereof;

          5.1.5 the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of the date of the Closing, in the form attached as Exhibit 5.1.5 hereto;

          5.1.6 the Company shall have executed and delivered the Registration Rights Agreement;

          5.1.7 the Common Stock shall be designated for quotation and actively traded on the Nasdaq National Market;

          5.1.8 there shall have been no material adverse changes in the consolidated business or financial condition of the Company and its subsidiaries taken as a whole since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

         5.1.9 the Company shall have authorized and reserved for issuance upon conversion of the Preferred Shares the number of shares of Common Stock specified in the Registration Rights Agreement;

         5.1.10 the Purchasers shall have received executed irrevocable proxies, in substantially the form of Exhibit 5.1.10 hereto (each, a "Management Proxy" and collectively, the "Management Proxies"), from not more than ten (10) stockholders of the Company who own, in the aggregate, not less than 47% of the outstanding shares of Common Stock as of the Closing Date;

         5.1.11 the Company shall have received notice from the Securities and Exchange Commission (the "SEC") that the SEC has no further comments with respect to the Company's Proxy Statement no later than November 21, 1997; and

         5.1.12   the Company shall have obtained Stockholder Approval.

     5.2 Conditions to Company's Obligations at Closing. The Company's obligations at the Closing are conditioned upon the fulfillment of each of the following events:

         5.2.1 the representations and warranties of each Purchaser shall be true and correct in all material respects as of the date of the Closing as if made on such date;

         5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Purchaser on or before the Closing; and

         5.2.3 each Purchaser shall have delivered to the Company a certificate, signed by an officer of such Purchaser, certifying that the conditions specified in paragraphs 5.2.1 and 5.2.2 above have been fulfilled.

6.    INDEMNIFICATION.

     The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees and agents, and each person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Party") against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by the Company of any of its representations, warranties or covenants made herein.

     Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, employees and agents, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Party") (a Purchaser Indemnified Party and a Company Indemnified Party are each hereinafter referred to as an "Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by such Purchaser of any of its representations, warranties or covenants made herein.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party"), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnifying Party, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Company, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest under applicable standards of professional conduct between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action will not relieve the Indemnifying Party of any of its obligations hereunder with respect to such action except to the extent such failure is prejudicial to the Indemnifying Party's ability to defend any such action.

     No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of pending or threatened action in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent.

7.   MISCELLANEOUS.

     7.1 Survival; Severability. The representations and warranties made by the parties herein shall survive the Closing until the sooner to occur of the date which is (i) eighteen (18) months from the date hereof or (ii) the first date on which none of the Purchasers owns any Preferred Shares, notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either party.

     7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights hereunder, in connection with any private sale or transfer of the Preferred Shares, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

     7.3 Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

         7.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     7.6 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.7 Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

     If to the Company:

     Metal Management, Inc.
     500 North Dearborn Street, Suite 405
     Chicago, Illinois 60610
     Attn: Gerard M. Jacobs
     Fax: 312-645-0714

     With a copy to:

     Shefsky & Froelich Ltd.
     444 North Michigan Avenue
     Chicago, Illinois 60611
     Attn: Stuart M. Savitz. Esq.
     Fax: 312-527-5921

     If to PCIG:

     Proprietary Convertible Investment Group, Inc.
     c/o Credit Suisse First Boston Corporation
     Eleven Madison Avenue - Third Floor
     New York, New York 10010
     Attn: Allan Weine/John McAvoy
     Fax:  212-325-6519

     With a copy to:

     Solomon, Zauderer, Ellenhorn, Frischer & Sharp
     45 Rockefeller Plaza
     New York, New York 10111
     Attn: Richard T. Sharp, Esq.
     Fax:  212-956-4068

     If to CVI:

     Capital Ventures International
     c/o Heights Capital Management
     425 California Street
     Suite 1100
     San Francisco, California  94104
     Attn:  Michael Spolan
     Fax:  415-403-6525

or to such other address or fax number as any party shall specify in writing to the other parties.

     7.8 Expenses. Except as otherwise specified herein, each of the Company and each Purchaser shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Purchasers for fifty percent (50%) of the Purchasers' legal fees incurred in connection with the negotiation, execution, delivery and performance of this Agreement, such reimbursement not to exceed $10,000 in the aggregate.

     7.9 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and both Purchasers, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

     7.10 Issuance of Enhanced Securities. In the event that, during the period from the Closing Date until the earlier to occur of (i) one year from the Closing Date and (ii) ninety (90) Trading Days (as such term is defined in the Certificate of Designation) from the effectiveness of the Registration Statement (the "Limitation Period"), the Company issues any securities convertible or exercisable into Common Stock, which securities either (i) provide a conversion or exercise price which is lower than the Conversion Price, or (ii) allow the holder thereof, without being subject to a redemption provision substantially similar to that provided by paragraph 4(h)(i) of the Certificate of Designation, to convert or exercise such securities into a number of shares of Common Stock that is greater on an aggregate basis than the number of shares of Common Stock into which such securities would be convertible or exercisable at a conversion or exercise price of ten dollars ($10) (the "Enhanced Securities"), the Company shall, in either such case, promptly (but in no event later than thirty (30) days following the issuance of such Enhanced Securities) take such action as may be necessary in order to amend the Certificate of Designation to conform the terms thereof with those of the instrument governing the Enhanced Securities to the extent necessary to confer the benefit of the provisions of such Enhanced Securities relating to the matters set forth in (i) and/or (ii) above on the holders of the Series B Preferred Stock, and the provisions of the Certificate of Designation as so amended shall apply to the Series B Preferred Stock from and after the date on which such Enhanced Securities are issued. In addition, if the Company issues any convertible securities during the Limitation Period and, in connection therewith, the Company issues any warrants, options or similar securities for little or no consideration to the purchasers of such convertible securities in connection with such issuance, the Company shall at the same time issue to each holder such warrants, options or similar securities in an amount which is proportional to the Purchase Price of the Series B Preferred Stock purchased by such Purchaser at the Closing relative to the aggregate purchase price of such convertible securities purchased by such purchasers. The provisions of this subparagraph 7.10 shall not apply to (i) any transaction involving the issuance of securities in connection with a merger, consolidation, acquisition or sale or purchase of assets, or in connection with any strategic partnership or joint venture formed for a bona fide commercial purpose (the primary purpose of which is not to raise equity capital), (ii) the granting of options, warrants or other rights to acquire Common Stock to employees, consultants or directors of the Company not in connection with a public or private offering of securities, or the exercise thereof by any such individual, or (iii) the granting of options or warrants in connection with the sale and issuance of up to $25 million of Common Stock to an institutional investor on or before January
1, 1998. The Company further agrees that, in the event of a Stock split, reverse Stock split, reclassification or other similar event with respect to the Common Stock, it will amend the Certificate of Designation so that the Cap Amount (as defined in the Certificate of Designation) will be proportionately increased or reduced, as the case may be.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.


METAL MANAGEMENT, INC.



By:
    -----------------------------------
     Gerard M. Jacobs, President



PROPRIETARY CONVERTIBLE INVESTMENT
GROUP, INC.



By:
    -----------------------------------
     Name:
     Title:




Number of Shares of Preferred Stock to be Purchased:  __________


CAPITAL VENTURES INTERNATIONAL


By:
    -----------------------------------
     Name:
     Title:

Number of Shares of Preferred Stock to be Purchased:  _____________